UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2014.

MONARCHY RESOURCES, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-172825	46-0520633
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Calleuriquenúmero 5,
Colonia Fuentes de Bellavista, c.p. 33880
Hidalgo del Parral, Chihuahua, Mexico
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 12, 2014, at a special meeting of the board of directors of the Company, the Company resolved to enter into, execute, and close a share exchange agreement to acquire 100% of the outstanding shares of The Spud Shack Fry Company Ltd., an operating British Columbia based restaurant company (“Spud Shack”).  Under the terms of the Agreement, the Company will acquire 100% of Spud Shack in exchange for the issuance of 90,000,000 restricted common shares of the Company at a deemed price of $0.01 per share for a total acquisition cost of $900,000.    The Agreement is scheduled to close on Friday, October 17, 2014.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
9.01	Share Exchange Agreement dated October 12, 2014	Filed herewith

  SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MONARCHY RESOURCES INC.
Date: October 16, 2014.	/s/ Timothy Ferguson
TIMOTHY FERGUSON